PRESS RELEASE




FIRST FEDERAL BANCSHARES, INC. ANNOUNCES DATE OF ANNUAL MEETING

Colchester, Illinois -- January 25, 2006. First Federal Bancshares, Inc. (Nasdaq-FFBI), announced today that the corporation's annual meeting of stockholders will be held on Tuesday, May 23, 2006.

First Federal Bancshares, Inc. is the holding company for First Federal Bank and is headquartered in Colchester, Illinois, which operates eight offices located in west central Illinois and northeast Missouri.


CONTACT:

        James J. Stebor
        President and Chief Executive Officer
        First Federal Bancshares, Inc.
        (309) 776-3225